SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the Appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              ZURN INDUSTRIES, INC.
                (Name Of Registrant As Specified In Its Charter)


     (Name Of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A
[ ]  $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3)
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously:

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:


                 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                                          June 27, 1995

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders. We look forward to meeting all who are able to attend.

Whether or not you plan to attend, please take a few minutes now to complete, sign, and return the enclosed proxy or voting instructions to ensure that your shares will be represented at the meeting. Proxy voting is one of your important rights as a Zurn Shareholder and a vital link between you and your Company.

If your stock is registered in the name of a bank, broker, or other nominee, you still have the right to vote by sending your voting instruction form to the record holder.

Thank you for your continuing interest in our Company.


                                    /s/ Robert R. Womack
                                    ROBERT R. WOMACK
                                    Chairman and Chief Executive Officer


Please mail your proxy to:

KeyCorp Shareholder Services, Inc.
Corporate Trust Division
P.O. Box 97112
Cleveland, Ohio, U.S.A. 44197-1123
                           NOTICE OF ANNUAL MEETING



TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Zurn Industries, Inc. will be held in the Lecture Hall, Villa Maria Center, 2551 West 8th Street, Erie, Pennsylvania on Friday, August 4, 1995, at 10:00 a.m., EDT, for the following purposes:

1. To elect two (2) directors for terms of three (3) years each and one (1) director for a term of one (1) year.

2.    To adopt the 1995 Directors Stock Option Plan.

3. To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

4. To consider and act upon such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on June 19, 1995, as the record date for the determination of Shareholders entitled to notice of and to vote at this Annual Meeting.

                                    ZURN INDUSTRIES, INC.

                                    DENNIS HAINES
                                    General Counsel and Secretary

Erie, Pennsylvania
June 27, 1995
                    EVERY SHAREHOLDER'S VOTE IS IMPORTANT.
                 PLEASE COMPLETE, SIGN, AND RETURN YOUR PROXY.
                             ZURN INDUSTRIES, INC.
                                ONE ZURN PLACE
                         ERIE, PENNSYLVANIA 16514-2000



                                PROXY STATEMENT


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Zurn Industries, Inc. (hereinafter the "Company") of proxies for the Annual Meeting of Shareholders to be held Friday, August 4, 1995. You are requested to sign and return the enclosed proxy card to ensure that your shares are voted. A Shareholder giving this proxy has the power to revoke it at any time before it is exercised by giving notice to the Secretary of the Company. The cost of proxy solicitation will be borne by the Company. Once the Notice of Annual Meeting, this Proxy Statement and proxy form have been mailed, employees of the Company may solicit proxies by personal interview, mail, telephone, or telegraph. The Company has retained Morrow & Co., Inc. to aid in the solicitation of certain proxies at an anticipated fee of $5,000 plus out-of-pocket expenses. A copy of the Annual Report for the fiscal year ended March 31, 1995, accompanies this Proxy Statement or has been mailed to Shareholders entitled to vote at this Annual Meeting. This Proxy Statement is first being mailed to Shareholders on or about June 27, 1995.


VOTING SECURITIES
On the record date, June 19, 1995, there were outstanding 12,340,648 shares of Common Stock and 2,400 shares of Preferred Stock entitled to notice of and to vote at the meeting. Each share of Common Stock and each share of Preferred Stock is entitled to one vote and holders of Common and Preferred Stock will vote together as a single class.

ELECTION OF DIRECTORS
Two (2) directors are to be elected for a term of three (3) years each and one
(1) director is to be elected for a term of one (1) year. It is intended that the shares represented by the proxies will be voted in favor of nominees proposed by the Board of Directors who are listed on the following page along with brief statements setting forth their present principal occupations and other information. In the event that any nominee for director shall not be a candidate for election, votes will be cast for such substitute nominee as may be nominated by the Board of Directors. A majority of the votes cast is required to elect a director. Abstentions and broker nonvotes will not be counted as votes cast.









                                                                        Page 1
NOMINEES FOR ELECTION AS DIRECTORS

For a term of three years each:

EDWARD J. CAMPBELL
      Former President, J I Case Co.(farm and construction machinery and equipment) and Newport News Shipbuilding (shipbuilding and repairing). Director of Global Marine, Inc. and Titan Wheel International.
      Age 67      Board Committees - 1, 2, 3, 5 Director since August 1986

ROBERT R. WOMACK
      Chairman and Chief Executive Officer, Zurn Industries, Inc. Associated with the Company since 1994. Formerly an independent consultant, former Vice Chairman and Chief Executive Officer, IMO Industries, Inc. (controls, pumps and engineered power products) and former Director, President and Chief Operating Officer, Ranco, Inc.
      Age 57      Board Committees - 2, 5       Director since October 1994


For a term of one year:

DAVID W. WALLACE
      Director, Chairman and Chief Executive Officer, Lone Star Industries, Inc. (cement and concrete products) and Director and Chairman, The Putnam Trust Company of Greenwich (commercial bank and trust company). Former Chairman, National Securities and Research Corporation (mutual fund investment manager) and former Chairman and Chief Executive Officer, Todd Shipyards Corporation and Bangor Punta Corp.
      Age 71      Board Committees - 2, 4, 5    Director since August 1986


DIRECTORS WHOSE TERMS OF OFFICE CONTINUE UNTIL 1996

ZOE BAIRD
      Senior Vice President and General Counsel, Aetna Life and Casualty Company (multiline insurance company). Former Counsellor and Staff Executive, General Electric Company (aerospace, broadcasting, and electrical equipment manufacturer). Director of Southern New England Telecommunications Corporation and The Southern New England Telephone Company.
      Age 43      Board Committees - 1, 3, 5, 6 Director since August 1993

WILLIAM E. BUTLER
      Director, Chairman and Chief Executive Officer, Eaton Corporation (manufacturer of vehicle powertrain components and controls). Director of Bearings Inc., Ferro Corporation, The Goodyear Tire & Rubber Company, and Pitney-Bowes, Inc.
      Age 64      Board Committees - 1,4,5      Director since November 1992





Page 2
DIRECTORS WHOSE TERMS OF OFFICE CONTINUE UNTIL 1997

WILLIAM A. FREEMAN
      President, Zurn Industries, Inc. Senior Vice President-Finance and Administration, 1986-1991. Associated with the Company since 1973. Director of Integra Financial Corporation.
      Age 52      Board Committee - 3           Director since April 1991

ROBERT D. NEARY
      Former Co-Chairman, Ernst & Young LLP (international accounting and consulting firm). Director of Cold Metal Products, Inc.
      Age 61      Board Committee - 5           Director since June 1995

The Board elected Mr. Neary on June 8, 1995, to fill the vacancy in the office of director created by the retirement of Mr. George H. Schofield.


DIRECTOR WHO IS RETIRING

ALTON S. CARTWRIGHT
      Former Chairman and Chief Executive Officer, Canadian General Electric Company. Director of Co-Steel, Inc.
      Age 72      Board Committees - 3, 4, 5, 6 Director since June 1984

Mr. Cartwright will not stand for re-election in accordance with the Board's retirement policy. He has given generously of his time and has contributed significantly to the Company's progress.

The Board has eliminated the office of director held by Mr. Charles L.
Hedrick, who retired from the Company in April 1995.   Upon Mr. Cartwright's
retirement, the office of director that he now holds will be eliminated, the number of directors will be seven, and five of the seven directors will be nonmanagement directors.





Board Committees
1 - Audit
2 - Executive
3 - Finance
4 - Management Development and Compensation
5 - Nominating
6 - Public Policy








                                                                        Page 3
COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has an Audit Committee, an Executive Committee, a
Finance Committee, a Management Development and Compensation Committee, a
Nominating Committee, and a Public Policy Committee.  The membership of each of these committees is designated in the information on Nominees and
Directors.

The Audit Committee (W.E. Butler, Chairman) considers accounting and auditing matters concerning the Company and makes recommendations to the Board of Directors as the Committee deems appropriate. Its responsibilities also include recommending to the Board the engagement of independent public accountants to audit the financial statements of the Company, reviewing the proposed scope and results of the annual audit, and reviewing the scope, adequacy, and results of the Company's internal audit and control procedures.

The Executive Committee (E.J. Campbell, Chairman) possesses and may exercise all of the powers of the Board of Directors in the management of the Company's business between meetings of the Board. In addition, specific powers and duties may be conferred on the Committee by the Board from time to time.

The Finance Committee (E.J. Campbell, Chairman) establishes investment policies for the Company's cash and pension funds and reviews and recommends to the Board actions with respect to borrowing and credit agreements and the payment of dividends.

The Management Development and Compensation Committee (D.W. Wallace, Chairman) reviews the plans for developing successor executive officers and senior operating management. It also approves the adoption of compensation plans and the payments or grants made under the plans.

The Nominating Committee (D.W. Wallace, Chairman) selects and recommends to the Board nominees for election as directors and will consider nominees recommended by the Shareholders. Recommendations by Shareholders must be forwarded to the Secretary of the Company at least 90 days prior to the Annual Meeting and should identify the nominee by name and provide pertinent information concerning the nominee's background and experience.

The Public Policy Committee (A.S. Cartwright, Chairman) reviews the Company's policies and procedures to assure sensitivity and responsiveness to corporate
citizenship issues.   These include Shareholder issues and social and public
concerns such as the environment, product and public safety, employee health and safety, affirmative action and charitable contributions.

During the prior fiscal year, the Audit Committee and the Public Policy Committee each met three times, the Management Development and Compensation Committee and the Finance Committee met two times, and the Nominating Committee met once. Six meetings of the Board of Directors were conducted. Each Director attended more than 75% of the meetings of the Board and the committees on which he or she served.




Page 4
SECURITY OWNERSHIP OF COMMON STOCK
Beneficial ownership of the Common Stock of the Company as of June 8, 1995, by each party known to the directors to own more than 5%, by each director and named executive officer, and by directors and executive officers as a group, was:
                                        Number of Shares
                               Sole Investment    Shared Investment Percent of
Name                         and Voting Power (1) and Voting Power  Class (2)
Owners of More Than 5%:
  Systematic Financial
  Management Incorporated (3)                       1,355,563         10.5%

  Mitchell Hutchins
  Institutional Investors,
  Inc. (4)                                          1,086,000          8.4%

Directors and Named
Executive Officers:
  Zoe Baird                        1,100
  William E. Butler                1,300
  Edward J. Campbell               6,234
  Alton S. Cartwright              6,000
  Donald F. Fessler               39,365
  William A. Freeman              82,945
  Charles L. Hedrick              68,427
  Robert D. Neary                  1,000
  John E. Rutzler III             12,250
  George H. Schofield            142,288                               1.1%
  David W. Wallace                 7,000                2,000
  Robert R. Womack                 6,000

Directors and Executive
Officers as a group              493,611               14,760          3.9%

(1) Includes shares that may be acquired within 60 days after June 8, 1995, upon the exercise of options: D.F. Fessler - 36,250; W.A. Freeman - 53,000; C.L. Hedrick - 49,000; J.E. Rutzler III - 12,250; G.H. Schofield - 93,750; Z. Baird - 1,000; W.E. Butler - 1,000; each other nonemployee director, except R.D. Neary - 5,000; all directors and executive officers as a group - 295,250.

(2) No entry means that the named party owns less than 1% of outstanding Common Stock and shares deemed to be outstanding in accordance with rules of the Securities and Exchange Commission.

(3)    2 Executive Drive, Fort Lee, NJ 07024.

(4)    1285 Avenue of the Americas, New York, NY 10019.

(5) Includes 50,448 shares held by an estate in which an Executive Officer, as Executor, has no current beneficial interest.


                                                                        Page 5
SUMMARY COMPENSATION TABLE
The following sets forth the compensation of the Company's Chief Executive
Officers and the other four most highly compensated executive officers (the
"named executive officers") for the past three fiscal years ended March 31.
The Company's stock option plan is its only long-term compensation plan.

                                                                 Long-Term
                                                                Compensation
                                                                  Number of
                                           Annual                 Securities
                                        Compensation              Underlying
Name and Position       Year    Salary     Bonus      Other     Stock Options
George H. Schofield (1) 1995  $390,000
Chairman and            1994   390,000
Chief Executive Officer 1993   388,000    $260,000                  25,000

Robert R. Womack (1)    1995   137,500              $74,447 (2)     75,000
Chief Executive Officer

Charles L. Hedrick (3)  1995   270,000                              25,000
Vice Chairman           1994   262,750                              18,000
                        1993   241,000     175,000                  16,000

William A. Freeman      1995   260,000                              25,000
President               1994   240,000                              18,000
                        1993   218,333     175,000                  16,000

Donald F. Fessler       1995   211,250     100,000                  19,000
Executive Vice          1994   200,000      80,000                  15,000
President               1993   185,750     160,000                  14,000

John E. Rutzler III     1995   122,133      15,000                   3,000
Vice President-         1994   118,467      15,000                   3,000
Controller              1993   115,000      30,000                   3,000

(1) R.R. Womack was appointed Chief Executive Officer effective October 17, 1994, and was elected Chairman upon the retirement of G.H. Schofield on March 31, 1995.

(2)    Income taxes attributable to the reimbursement of relocation expenses.

(3)    C.L. Hedrick retired on April 30, 1995.

The named executive officers, other than J.E. Rutzler III, and one other executive officer have entered into agreements with the Company which become effective only in the event of a change in control of the Company as defined in the agreements. The agreements provide, in general, that if employment is terminated following a change in control, the Company shall pay a severance payment equal to three times current annual salary and average incentive compensation paid in the last three years of employment.



Page 6

STOCK OPTION GRANTS
The Company's stock option plan provides for the granting of options to officers and key employees to purchase Common Stock at its market value on the grant date. The following sets forth the grants of stock options to the named executive officers in the year ended March 31, 1995.  As granted, the options have a ten-year term and become exercisable on the fourth anniversary of the grant date.  The potential realizable values are based on appreciation rates prescribed by the Securities and Exchange Commission and are not
intended to forecast the possible future appreciation of the Company's shares to the approximately $30 to
$34 per share at 5% and $48 to $54 per share at 10% implicit in the amounts shown in the table at the end of the ten-year option periods.

                                                                                       Potential Realizable
                                         Individual Grants                               Value at Assumed
                     Number of                                                            Annual Rates of
                     Securities         Percent of                                          Stock Price
                     Underlying       Total Options     Exercise                          Appreciation for
                      Options           Granted to       Price       Expiration             Option Term
Name                  Granted           Employees      Per Share        Date              5%          10%
G.H. Schofield           None             None            None           None              None         None
R.R. Womack            75,000             28.6%         $18.625      10/16/2004        $878,487   $2,226,259
C.L. Hedrick           25,000              9.6           20.75        4/30/1997          (1)          (1)
W.A. Freeman           25,000              9.6           20.75        4/17/2004         326,239      826,754
D.F. Fessler           19,000              7.2           20.75        4/17/2004         247,942      628,333
J.E. Rutzler III        3,000              1.1           20.75        4/17/2004          39,149       99,210

(1) Options of C.L. Hedrick expire prior to becoming exercisable due to his retirement.












                                                                                                      Page 7
/TABLE

STOCK OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES
The following sets forth named executive officers' stock options outstanding at March 31, 1995, none of which were in-the-money based on the $18.375 per share market price of the Company's stock on that date.  No shares were acquired on the exercise of stock options during Fiscal 1995.
                      Shares                         Number of Securities            Value of Unexercised
                     Acquired                       Underlying Unexercised           In-The-Money Options
                        on          Value         Options at March 31, 1995           at March 31, 1995
Name                 Exercise      Realized      Exercisable   Unexercisable      Exercisable  Unexercisable
G.H. Schofield         None          None          81,250        18,750              None          None
R.R. Womack            None          None            None        75,000              None          None
C.L. Hedrick           None          None          42,250        53,750              None          None
W.A. Freeman           None          None          45,250        54,750              None          None
D.F. Fessler           None          None          30,000        43,750              None          None
J.E. Rutzler III       None          None          10,750         8,250              None          None






















                                                                                            Page 7 continued
/TABLE

PENSION PLANS
The Company's Retirement Plan for the group in which the Company's executive officers participate provides monthly pensions for each year of credited service at normal retirement age of 65 (62 for employees joining the plan prior to January 1987) at the rate of .95% (1.25% before 1987 and .65% before
1967) of a participant's average base salary during the five highest calendar years of earnings within the last ten calendar years of credited service. From 1987 through 1990, the rate of 1.4% of a participant's average monthly base salary that was over a covered compensation limit applied to those employees who elected to make contributions to the plan. The Company's Supplemental Pension Plan provides for the payment of any pension benefits that would be paid by the Retirement Plan if not for federal laws precluding the payment of qualified plan benefits attributable to deferred compensation and compensation exceeding $150,000 per year.

The four most highly compensated named executive officers and one other executive officer are participants in the Supplemental Executive Retirement Plan. This is a noncontributory plan that provides, at normal retirement age of 62, for monthly pensions equal to 1.8% (2% before 1991) of the participant's average base salary and incentive compensation during the five highest calendar years of earnings within the last ten calendar years of employment for each year of employment by the Company, up to a maximum of 25 years. Pension benefits under the plan are either straight-life or 50% joint and survivor (if married) annuities and are subject to reduction for (1) benefits that would be payable under the Company's Retirement Plan assuming participation in that plan from the first date of eligibility and (2) the employer-provided portion of any benefit to which a participant is entitled under any qualified pension plan maintained by any previous employer of the participant.

The table on the next page sets forth, at the normal retirement age, the estimated total amount of the annual straight-life annuity retirement benefits, which are not subject to reduction for Social Security benefits, under: (1) the Retirement Plan and Supplemental Pension Plan combined, assuming the .95% benefit rate applies to all years of service; and (2) the Supplemental Executive Retirement Plan, assuming the 2% benefit rate applies to all years of service and without regard to any offsets. The compensation covered by the plans is the average salary and bonuses, as applicable, included in the Summary Compensation Table.














Page 8
                  Combined Retirement                Supplemental Executive
                and Supplemental Plans                  Retirement Plan
                      Benefits                             Benefits
                  Years of Service                     Years of Service
Remuneration   10         20        25               10        20        25
$200,000    $19,000   $ 38,000  $ 47,500         $ 40,000  $ 80,000  $100,000
 400,000     38,000     76,000    95,000           80,000   160,000   200,000
 600,000     57,000    114,000   142,500          120,000   240,000   300,000
 800,000     76,000    152,000   190,000          160,000   320,000   400,000

Name           Years of Credited Service            Years of Credited Service
G.H. Schofield           10.25                                  (1)
R.R. Womack                (2)                             Not Applicable
C.L. Hedrick             28.67                                   25
W.A. Freeman             25.33                                   25
D.F. Fessler             39.42                                   25
J.E. Rutzler III          8.25                             Not Applicable

(1) G.H. Schofield's Supplemental Executive Retirement Plan pension is entirely offset by benefits to which he is entitled under a previous employer's plan.

(2) R.R. Womack will become an eligible participant in the Retirement and Supplemental plans on January 1, 1996, at which time he will have 1.25 years of credited service.


DIRECTORS' COMPENSATION
Nonemployee members of the Board of Directors receive an annual fee of $21,000 and a fee of $700 for each meeting. Under the Company's Deferred Compensation Plan for Nonemployee Directors, directors may elect to defer all or any part of their remuneration for such period as they elect. Amounts deferred earn interest at the prime rate.

The Company's Retirement Plans for Nonemployee Directors are noncontributory plans. For directors first elected prior to 1986, the plan provides for an annual pension equal to the annual director's retainer fee in effect at December 31, 1985. For directors first elected after 1985 who have met the service requirements, the plan provides at retirement after the age of 65 for an annual pension equal to 50% of the annual director's retainer fee at the date of retirement, payable for the lesser of life or the number of years of service as a director. Pension benefits are not subject to reduction for Social Security benefits or other offset amounts.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT
The Management Development and Compensation Committee (the "Committee") is comprised entirely of nonemployee independent members of the Board of Directors. The Committee reviews the plans for developing successor executive officers and senior operating management. It also approves the adoption of compensation plans and the payments or grants made under the plans. This report describes the Company's compensation philosophy and programs and, for


                                                                        Page 9
Fiscal 1995, the bases on which the named executive officers' compensation were determined by the Committee.

The Company's success is largely dependent on the employees and their performance. High performance levels are encouraged by providing challenging careers, stimulating work environments, career development and competitive compensation. The compensation programs are designed to attract and retain qualified individuals and are intended to link total compensation to financial results and enhanced Shareholder value. The Committee takes into consideration the Company's performance over a number of years, as well as expectations for the future, when determining the total amount and form of compensation for any one year rather than using formula-based criteria to measure executive officers' performance in a single year.

Executive compensation has three components: (1) base salary; (2) annual incentive compensation generally based on the Company's earnings; and (3) stock options which create ownership opportunity and compensation aligned with Shareholders' interests. The Committee periodically reviews these programs to ensure that they are competitive and meet the Committee's philosophy which emphasizes performance related compensation over base salary. However, because of the low level of earnings in Fiscal 1995, performance-based compensation was limited, while more than 40% of the named executive officers' total compensation in Fiscal 1993 was performance-based. Future appreciation in the value of stock options will increase the performance-based percentage to the extent the market price of the Company's Common Stock rises.

Base salary is governed by a salary administration plan having position levels with pay ranges based on job evaluations by an employee benefits consulting firm and numerous compensation surveys by nationally recognized firms. Within the salary structure, executive officers are paid based on individual capabilities and contributions. These assessments, within the framework of total compensation, are made by the Committee with respect to the Chief Executive Officer, and his recommendations for the other executive officers are evaluated and approved by the Committee.

The Committee administers the Company's Incentive Compensation Plan which provides that an amount equal to 4% of earnings before income taxes in excess of a 10% return on the Company's net worth plus 4% of earnings before income taxes in excess of a 20% return on the Company's net worth is available to the Committee to make incentive compensation payments. The distributable amount may be modified by the Committee in circumstances it views as appropriate (e.g., when the Company incurs an unusual gain or loss). Using both financial and nonfinancial criteria to measure performance, the Committee determines the amount to be awarded to the Chief Executive Officer and, based on his recommendations and their evaluation, to each other executive officer. In Fiscal 1995, the Plan's formula precluded incentive compensation awards. However, the Committee recognized that the low earnings level was attributable only to certain business units. Therefore, on the recommendation of the Chief Executive Officer, limited incentive compensation awards were made based on individual unit financial performance and achievement of nonbudgetary objectives.


Page 10
The Company's stock option plan adopted by the Shareholders in 1991 allows the Committee to provide to the executive officers and other key employees incentive rewards for their efforts if the value of the Company's Common Stock appreciates. Option awards generally are made annually based on total compensation considerations, including previous awards, and the Committee's assessment of the individual's ability to enhance Shareholder value. The options awarded in Fiscal 1995 may not be exercised until 1998 and, as Mr. Schofield would retire before then, no stock options were granted to him. Mr. Womack was granted stock options when he joined the Company so as to provide a significant incentive to increase the market value of the Company's Common Stock.

The Company's compensation plans allow executive officers and certain others to defer until retirement 10% or more of salary and 25% to 100% of incentive compensation awards. Amounts deferred earn interest at the prime rate, or 25% or more of deferred incentive compensation may be accounted for as if it were invested in shares of the Company's Common Stock.

              MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

              David W. Wallace, Chairman
              William E. Butler
              Alton S. Cartwright


PERFORMANCE GRAPH
The graph below compares the change in the value of the Company's Common Stock to the S&P 500 Composite Stock Price Index and the Dow Jones Heavy Construction Industry Group Index, a published industry index. Each of the cumulative total returns presented assume a $100 investment on March 31, 1990, and reinvestment of dividends.

              In the printed Proxy Statement, the following data is presented in a line graph:

                                         Fiscal Year Ended March 31
                                1990    1991    1992    1993    1994    1995
Zurn Industries, Inc.         $100.00 $ 94.40 $ 92.94 $ 97.73 $ 63.81 $ 52.24
S&P 500 Composite              100.00  114.41  127.05  146.39  148.55  171.68
Dow Jones Heavy Construction   100.00  115.58   95.27  101.19  126.49  109.62













                                                                       Page 11
1995 DIRECTORS STOCK OPTION PLAN
The Board of Directors proposes the adoption of the 1995 Directors Stock
Option Plan presented as Exhibit A to the Proxy Statement (the "1995 Plan").
The 1995 Plan, if adopted, will succeed the 1989 Directors Stock Option Plan, which expired in August 1994.

Under the 1995 Plan, each Director of the Company who is not employed by the Company (a "nonmanagement director") will automatically receive annually an option to purchase 2,000 shares of the Company's Common Stock. The 1995 Plan is designed to enable the Company to continue to attract and retain independent executives and professionals whose experience and proven leadership abilities are important to the growth and development of the Company. The 1995 Plan is also designed to more closely identify the interests of nonmanagement directors with those of Company Shareholders. As of June 8, 1995, the Company has six nonmanagement directors, and upon the retirement of Mr. Cartwright in August 1995, there will be five nonmanagement directors.

Options distributed under the 1995 Plan will be nonqualified options. The option price per share will be equal to the fair market value of a Company share on the distribution date. The options may be exercised on payment of the option price in cash or Common Stock of the Company, or a combination of both.

The term of each option will be ten years and each option will become exercisable six months after the date of distribution. In the event an optionee ceases to be a director for any reason other than retirement, full and complete disability, or death, an exercisable option may be exercised within ninety days after leaving the Board. Options may be exercised within five years following retirement, full and complete disability, or death. Otherwise, an option may be exercised at any time during its remaining term.

The 1995 Plan will be administered by the Board. The maximum number of shares that may be issued under the 1995 Plan is 150,000, subject to adjustment for stock splits and certain other changes in capitalization. In the event of a change in control of the Company, outstanding options distributed more than six months before the change in control may be exchanged for their value based on the then current difference between the option price and the fair market value. Options distributed under the 1995 Plan are nontransferable and, during the optionee's lifetime, may be exercised only by the optionee.

If adopted, the 1995 Plan will become effective on August 4, 1995, and will terminate on August 31, 2005.


The Board of Directors has the power to suspend, discontinue or amend the 1995 Plan without Shareholder approval; however, no amendment may change the number of shares subject to the plan, materially modify the requirements for participation, or materially increase the benefits accruing to participants.

The distribution of stock options will not result in taxable income for the optionee or in a deduction for the Company. The exercise of a stock option

Page 12
will result in ordinary income for the optionee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time that the option is exercised.

The closing price of the Company's Common Stock on the New York Stock Exchange on June 8, 1995, was $19.125 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE 1995 DIRECTORS STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS OTHERWISE SPECIFIED. A MAJORITY OF THE VOTES CAST IS REQUIRED FOR ADOPTION OF THE 1995 PLAN. ABSTENTIONS AND BROKER NONVOTES WILL NOT BE COUNTED AS VOTES CAST.

APPOINTMENT OF AUDITORS
The Board of Directors, acting upon the recommendation of its Audit Committee, has appointed, subject to ratification by the Shareholders at the Annual Meeting, the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 1996. This firm has acted in this capacity since 1968. Representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make statements and be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 1996
Proposals intended to be presented by Shareholders at the 1996 Annual Meeting must be received for inclusion in the proxy statement for that meeting by February 28, 1996.

OTHER MATTERS
The Board of Directors does not intend to present at the meeting any matters other than those hereinbefore mentioned, and does not know of any other matters to be presented. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment on such matters.

                                By Order of the Board of Directors

                                DENNIS HAINES
                                General Counsel and Secretary


Erie, Pennsylvania
June 27, 1995











                                                                       Page 13
                                   EXHIBIT A

                       1995 DIRECTORS STOCK OPTION PLAN


I.   PURPOSE
     The Zurn Industries, Inc. 1995 Directors Stock Option Plan (the "1995 Plan") is intended to advance the interests of Zurn Industries, Inc. (the "Company") and its Shareholders by affording to directors of the Company, upon whose judgment and experience the Company is dependent for the successful administration of its business, the incentive advantages inherent in stock ownership, to the end that the Company may attract and retain them as directors.

II.  OPTIONS
     The Shareholders of the Company have authorized the distribution of options with respect to no more than 150,000 shares of Common Stock of
     the Company subject to adjustment as provided in Section V.   Such shares
     may be authorized and unissued or may have been issued and reacquired and held in the Treasury of the Company. Any shares which have been subject to an option which for any reason expires or is terminated unexercised shall again be available for options.

     Each nonemployee member of the Company's Board of Directors shall be a Participant in the 1995 Plan. No person who is also an employee of the Company or one of its subsidiaries shall be a Participant except with respect to any options received prior to becoming such an employee.

     Each Participant who was not an employee of the Company or of one of its subsidiaries during the six-month period preceding the date options are distributed shall receive on the first business day following the final adjournment of the Company's Annual Meetings of Shareholders during the term of the 1995 Plan an option to purchase 2,000 shares of the Company's Common Stock provided there is a sufficient number of shares available; otherwise, the number of shares shall be prorated.

     The holder of an option shall, as such, have none of the rights of a Shareholder.

III. TERMS AND CONDITIONS OF OPTIONS
     Option Price
     The option price shall be the closing price of the Common Stock of the Company on The New York Stock Exchange on the day prior to the day the option is distributed or, if no sale of the Company's Stock shall have been made on that Exchange on that day, on the next preceding day on which there was a sale (Fair Market Value). In no event shall the purchase price be less than the par value of the shares.

     Payment
     Payment for all shares shall be made in cash or with Common Stock of the Company or a combination of both delivered at the time that

Page 14
     an option, or any part thereof, is exercised. No shares shall be issued until full payment therefor has been made. Common Stock of the Company used as payment shall have been owned by the optionee not less than six months preceding the date the option is exercised and shall be valued at its Fair Market Value.

     Term Of Option
     The duration of stock options shall be ten years from the date of distribution.

     Exercise Of Option
     No option shall be exercised prior to six months after the date on which the option was distributed. While an optionee is a Director of the Company and in the case of an optionee who ceases to be a Director of the Company by reason of retirement, full and complete disability, or death, an option may be exercised prior to its expiration only by the optionee or, in the case of death, by the executor or administrator of the optionee's estate or by a person who acquired the right to exercise such option by bequest or inheritance. All option privileges continue for five years after retirement, full and complete disability, or death, but not after the expiration of the option term. Otherwise, an exercisable option may only be exercised within the ninety day period after an optionee ceases to be a Director of the Company. An option shall not be transferable by the optionee other than by will or by the laws of descent and distribution.

IV.  CHANGE IN CONTROL OF THE COMPANY
     Notwithstanding any other provisions in the 1995 Plan or the terms of any option distributed pursuant to the 1995 Plan, in the event of a change in control, each optionee may, during the period of thirty days following the change in control, require the Company to purchase outstanding options distributed more than six months before the change in control from the optionee at a purchase price equal to the excess of the market value per share over the option price multiplied by the number of shares subject to such options specified by the optionee for purchase in a written notice to the Company, attention of the Secretary. For purposes of this paragraph, market value per share shall mean the higher of (1) the average of the highest sales price per share of the Company's Common Stock on The New York Stock Exchange Composite Tape on each of the five trading days immediately preceding the date the optionee so notifies the Company and (2) the highest price, if any, offered in connection with a change in control. The amount paid to each optionee by the Company shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

     A Change in Control shall be deemed to occur if: (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"], other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the Shareholders of the Company in substantially the same proportions as

                                                                       Page 15
     their ownership of stock of the Company), becomes the "beneficial owner"
     (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;
     (2) during any period of two consecutive years (not including any period prior to the distribution of an option) individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (1), (3) or (4)
     of this paragraph) whose election by the Board or nomination for election by the Company's Shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; (3) the Shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50%
     of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no
     "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (4) the
     Shareholders of the Company approve a plan of complete liquidation of the
     Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

V.   ADJUSTMENTS IN EVENT OF RECAPITALIZATION
     If the Company shall issue any additional shares of Common Stock by way of stock dividend, stock split, subdivision or reclassification of shares of outstanding Common Stock, then in any of those events the aggregate number of shares subject to the 1995 Plan, and the number of shares and the option price per share of all stock subject to outstanding options shall be adjusted in order to appropriately reflect such capitalization changes.

     Upon any merger of one or more corporations into the Company or after any consolidation in which the Company shall be the surviving corporation, each optionee shall, at no cost, be entitled, upon any exercise of an option, to receive (subject to any required action by the Shareholders) in place of the shares of the Company as to which such option shall have been exercised, the number and class of stock or other securities to which such option shall be entitled pursuant to the terms of the
     agreement of merger or consolidation.   The Board of Directors has the
     right to make, in its sole discretion, any adjustment required to equitably reflect any changes in the number or kind of shares to which the optionee would be entitled under the terms of such agreement of merger or consolidation had the option been exercised at the time of such merger or consolidation.

Page 16
     Anything herein contained to the contrary notwithstanding, in the event
     (1) the Company shall be liquidated or dissolved, (2) the Company shall be a party to a merger or consolidation in which the Company will not be the surviving corporation, or (3) the Company shall sell substantially all of its assets and business to another corporation for a consideration consisting principally of shares or other securities of the purchasing corporation which are to be distributed among the Shareholders of the Company (other than dissenting Shareholders), then in any of these events the Board of Directors, prior to the consummation of such dissolution, merger, consolidation or sale of assets, shall make every reasonable effort to advise the holders of outstanding options that such transaction is imminent, and shall in the case of liquidation, and may in the case of such merger, consolidation or sale of assets, in its sole discretion, fix a date and notify the optionees thereof, at least thirty days prior thereto, on or prior to which, but not thereafter, the optionees may exercise the options in respect of any or all of the shares then remaining unpurchased.

VI.  ADMINISTRATION OF THE 1995 PLAN
     The 1995 Plan shall be administered by the Board of Directors of the Company which shall construe and interpret the 1995 Plan. The 1995 Plan may be terminated, except with respect to outstanding options, at any time by the Board of Directors.

     The Board of Directors may amend the 1995 Plan provided that, subject to the provisions of Section IV, no amendment shall (1) impair any option theretofore distributed under the 1995 Plan, (2) change the option price, or (3) without the approval of Shareholders, increase the number of shares of Common Stock authorized to be optioned and sold or change the number of shares which may be purchased pursuant to an option.

VII. EFFECTIVE DATE AND TERM OF 1995 PLAN
     The 1995 Plan shall be effective on August 4, 1995, and shall terminate August 31, 2005. However, termination shall not impair the validity of outstanding options nor shall it affect the authority of the Board of Directors to administer the 1995 Plan after August 31, 2005, or earlier termination date, to the extent that it relates to those options which remain outstanding beyond such date.















                                                                       Page 17
                             ZURN INDUSTRIES, INC.
                   Proxy Solicited by the Board of Directors

P The undersigned appoints Robert R. Womack and Dennis Haines, or either of them, as proxies to vote in their discretion, all shares of the undersigned
R as fully as the undersigned could do if personally present at the Annual Meeting of Stockholders to be held at the Lecture Hall, Villa Maria Center,
O Erie, Pennsylvania, on August 4, 1995, at 10:00 a.m. and at any adjournment thereof, on all matters coming before said meeting. Shares represented by
X  this Proxy will be voted as designated.

Y  Directors Recommend a Vote For:                     (change of address)

   For a term of three years:                       ________________________
   Edward J. Campbell and Robert R. Womack          ________________________
                                                    ________________________
   For a term of one year:                          ________________________
   David W. Wallace                                 (If you have written in
                                                    the above space, please
                                                    mark the corresponding
                                                    box on the reverse side
                                                    of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.
                                                                  ___________
                                                                 [See Reverse]
                                                                 [    Side   ]
                                                                 [___________]

 _____
[     ] Please mark your             SHARES IN YOUR NAME   REINVESTMENT SHARES
[  X  ] votes as in this
[_____] example.




                  FOR   WITHHELD                       FOR   AGAINST  ABSTAIN
1. Election of    ____    ____   2. Adoption of 1995   ____    ____     ____
   Directors     [    ]  [    ]     Directors' Stock  [    ]  [    ]   [    ]
   (see reverse) [____]  [____]     Option Plan       [____]  [____]   [____]

For, except vote withheld from   3. Ratify appoint-    ____    ____     ____
the following nominee(s):           ment of auditors. [    ]  [    ]   [    ]
                                                      [____]  [____]   [____]
______________________________

                                                            Change      ____
                                                              of       [    ]
                                                            Address    [____]

                                                 PLEASE DATE, SIGN, AND RETURN
                                                 IN THE ENCLOSED ENVELOPE --
                                                 NO POSTAGE NECESSARY


SIGNATURES(S) __________________________________________    DATE______________

SIGNATURES(S) __________________________________________    DATE______________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.